                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 6, 1998, which appears on page 21 of the Annual Report to Shareholders of

Burlington Northern Santa Fe Corporation, which is incorporated by reference in Burlington Northern Santa Fe

Corporation's 1997 Annual Report on 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report dated February 6, 1998 on the Financial Statement Schedule, which appears on page F-1 of such

Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 15, 1996,

except as to the information presented in Note 8 for which the date is February 6, 1998, which appears on page F-2 of such

Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP

Fort Worth, Texas

February 8, 1999